            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A (the "N-1A Registration Statement") of our reports dated
February 18, 2005 and February 28, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Reports to
Shareholders of Premier VIT, formerly PIMCO Advisors VIT (consisting of OpCap
Equity Portfolio, OpCap Mid Cap Portfolio, OpCap Small Cap Portfolio, OpCap
Global Equity Portfolio, OpCap Managed Portfolio, OpCap Balanced Portfolio,
OpCap Renaissance Portfolio (formerly PEA Renaissance Portfolio) and NFJ
Dividend Value Portfolio), which are also incorporated by reference into the
N-1A Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Additional Information" in such N-1A
Registration Statement.

PricewaterhouseCoopers LLP
New York, NY
April 20, 2005